Exhibit 99.1

CTG Provides Update on Proven Solutions Strategy

Driving Earnings Growth and Shareholder Value

Strong 2020 Third Quarter Growth in Solutions and Earnings Amidst Global Pandemic

Director Search Initiated to Replace Retiring Board Member

BUFFALO, N.Y., November 12, 2020 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today provided an update regarding the ongoing successful acceleration of its strategic digital solutions plan and commitment to enhancing shareholder value, highlighting the actions the CTG Board of Directors and management team have taken in recent years to expand its solutions business.

Digital Solutions Strategic Plan

A key objective of the Company’s strategy is to provide higher-margin digital solutions that support long-term growth in all of the markets and industries the Company serves. To do so, the Company will continue to invest its capital to drive additional digital solutions development and to make highly selective, strategic acquisitions that expand and support CTG’s solutions portfolio.

The Company’s existing portfolio of digital solutions include application development and support, infrastructure and data management, and testing and automation services provided to its industries and markets in North America and Europe. These projects range from digital workspace and collaboration platforms to hybrid cloud transformation services, and incorporating robotic process automation (RPA) and artificial intelligence (AI) into service desk offerings. The onset of the global COVID-19 pandemic has accelerated clients’ need for digital transformation services. To support this evolving demand, the Company has strategically invested in its business development resources to focus on selling digital solutions.

CTG has also taken steps to meaningfully strengthen its digital solutions leadership team, ensuring it has the right talent and experience to advance and expand its solutions portfolio. Brett Hunt, Managing Director North American Solutions, whose extensive background includes security solutions and cloud software development, and Tanya Johnson, Managing Director North American Solutions, an application testing and training expert, joined the Company in the past year. Most recently CTG hired Phaedra Divras, Director, North American Solutions, an accomplished executive with experience delivering cloud transformation consulting and managed services. Brett, Tanya and Phaedra, join an increasingly strong global solutions leadership team that also includes Rick Cruz, Director, North American Solutions who has a robust track record in data migration and information management. This team is focused on working closely with the business development teams to accelerate the growth of digital solutions and services across North America and Europe.

“By continuing to execute on our proven solutions strategy and identify new opportunities to expand our digital expertise, we are confident CTG will remain well-positioned to generate long-term, above market growth and deliver higher margins and profitability,” said Filip Gydé, CTG President and CEO.

Mergers and Acquisitions

In addition to strengthening its organic business development initiatives, the Company employs a proven mergers and acquisitions strategy of targeted acquisitions that enhance existing or provide new capabilities, and grow the client base. Since the beginning of 2018, CTG has successfully completed three accretive transactions that added higher-margin offerings to its portfolio, including business consulting in the financial services industry, cloud services and crowd testing. These acquisitions bolster our European operations and supplement a strong and growing organic business that has had significant growth over the past decade. Given the success of these recent acquisitions, the Board and senior leadership team expect to continue evaluating opportunities that will accelerate the delivery of digital services to clients.

Recent Financial Results

Although CTG’s clients and geographic markets have been negatively impacted by the COVID-19 pandemic, the actions the Board and senior leadership team have taken are delivering strong results. In the third quarter of 2020, revenue from solutions services increased 3.7% sequentially and 6.5% year-over-year, and now represent nearly 40% of total revenue. In addition, CTG delivered year-over-year increases in its GAAP operating margin and meaningfully increased adjusted EBITDA to $14.9 million over the last twelve months. This strong quarterly performance builds on CTG’s track record of consistently delivering results and steady improvement over the last seven quarters. During this period, the GAAP operating margin has improved – up 77% from 1.2% in the first quarter of 2019 to 2.1% in the third quarter of 2020. The non-GAAP operating margin increased 72% from 1.5% to 2.7% over the same time period.

Board Refreshment

CTG’s Board is overseeing senior management’s execution of the Company’s strategic plan. The Board consists of highly qualified individuals who bring extensive talent across IT services, cyber-security, finance and the healthcare sectors to provide strong, unified leadership to the Company. To ensure the Board continues to have the right talent to lead the Company, the Nominating and Corporate Governance Committee has engaged a leading search firm to identify a new independent director as Dan Sullivan, the current Chairman, will leave the Board at the 2021 annual meeting as a result of reaching the Company’s mandatory retirement age. Extensive experience leading digital transformation services will be one of the key criteria that the Board uses to evaluate candidates for the new independent director position.

About CTG

CTG has established a reputation for responsiveness and reliability—traits that our clients say set us apart—since our founding in 1966. Today, we provide comprehensive information, technology, and business solutions that address critical challenges for clients in high-growth industries in North America and Western Europe. Backed by a proven track record of reliable delivery, CTG fosters long-term client relationships and trust, which allows us to develop strategic insights that maximize client investments in solutions and competitive advantage. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Reconciliation of GAAP to Non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, non-GAAP financial measures are used by management for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

A reconciliation of GAAP to non-GAAP information is included in the financial tables below. The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial measures. As such, the non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2020 and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the effects of the COVID-19 pandemic and the regulatory, social and business responses thereto on the Company’s business, operations, employees, contractors and clients, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s Form 10-K for the year ended December 31, 2019, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts

Investors:

John M. Laubacker, Chief Financial Officer

(716) 887-7368

Media

Michael Freitag / Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

The non-GAAP information below excludes gains from non-taxable life insurance and on the sale of a building, and costs associated with severance and certain acquisition-related expenses. The acquisition-related expenses consist of due diligence costs, amortization of intangible assets, and changes in the value of earn-out payments upon the achievement of certain financial targets from the Company’s recent acquisitions.

Reconciliation of GAAP to non-GAAP Operating Margin

	For the Quarter Ended
	Mar.	Jun.	Sept.	Dec.	Mar.	Jun.	Sept.
	2019	2019	2019	2019	2020	2020	2020
GAAP Operating Margin	1.2%	1.8%	1.6%	2.4%	2.4%	2.1%	2.1%
Acquisition-related expenses	0.3%	0.6%	0.8%	0.6%	0.5%	0.4%	0.6%
Severance	—	—	—	—	—	0.7%	—

Non-GAAP Operating Margin	1.5%	2.4%	2.4%	3.0%	2.9%	3.2%	2.7%

Reconciliation of Net income to Earnings before Interest, Taxes, Depreciation and Amortization, Equity-Based Compensation, Non-Operational Gains on Life Insurance and Sale of a Building, Acquisition-Related Expenses and adjusted EBITDA

	For the Quarter Ended
	Mar.	Jun.	Sept.	Dec.	Mar.	Jun.	Sept.
(in millions)	2019	2019	2019	2019	2020	2020	2020
Net income***	$0.6	$0.9	$0.9	$1.7	$1.1	$1.8	$2.8
Interest	0.1	0.1	0.1	0.1	0.1	—	—
Taxes	0.3	0.6	0.4	0.8	0.7	1.4	(0.6)
Depreciation and amortization	0.7	0.7	1.0	0.8	0.8	0.8	1.0
Equity-Based compensation expense	0.2	0.5	0.5	0.6	0.5	0.6	0.7
Severance	—	—	—	—	—	0.6	—
Non-taxable life insurance gain	—	—	—	—	—	(0.4)	(0.6)
Gain on sale of building	—	—	—	—	—	(0.8)	—
Acquisition-related expenses	0.2	0.2	0.2	0.2	0.2	—	—

Adjusted EBITDA	$2.1	$3.0	$3.1	$4.2	$3.4	$4.0	$3.3

*** Net Income in the 2020 third quarter includes a $1.1 million tax benefit from a change in legislation

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